UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 11, 2007
(October 4, 2007)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.06                   Material Impairments

As previously reported, in July 2005, Public Service Company of New Mexico ("PNM"), a wholly owned subsidiary of PNM Resources, Inc. ("PNMR"), filed an application with the New Mexico Public Regulation Commission ("NMPRC") for approval to operate the 141-megawatt combustion turbine Afton generating station ("Afton") as a public utility plant and to include it in PNM's retail rate base, along with the costs for the conversion of Afton to a 235-megawatt combined cycle unit.  PNM was operating Afton as a merchant plant.

In 2005, the NMPRC approved a stipulation that would allow PNM to convert Afton to a combined cycle plant and bring Afton into retail rates in its next rate case, which was anticipated to be effective January 1, 2008 ("Stipulation").  Under the Stipulation, 50% of the Afton costs will be allocated to the New Mexico customers formerly of Texas-New Mexico Power Company ("TNMP"), an indirect wholly-owned subsidiary of PNMR, and 50% to the historical customers of PNM, until PNM and TNMP rates equalize.  Also, the Afton costs allowable for ratemaking were stipulated to be the lower of the actual cost to construct or $187.6 million, so that costs of Afton, including the costs of conversion from a combustion turbine unit to a combined cycle plant, in excess of the $187.6 million would not be recoverable through the ratemaking process. Under the current schedule for PNM’s electric rate case, Afton will be brought into PNM’s retail rates effective approximately May 7, 2008 and will operate as merchant plant until that time.

PNMR previously reported that completion of the Afton expansion and conversion project was expected by mid to late August 2007.  However, during the final start-up stages, several problems were encountered.  Piping modifications were required due to engineering modifications and significant problems were encountered with the control software and interfaces.  Furthermore, the new turbine and generator experienced problems that required inspection of all five bearings.  The combination of these issues caused delays to the schedule and increased costs.  PNM now expects the unit to be commercially available in mid-October 2007.

Following a review of the expected costs for the Afton expansion and conversion, management of PNMR and PNM determined on October 4, 2007 that the total Afton costs will exceed the stipulated maximum amount and will not be recoverable in rates. Therefore, the Afton asset has been impaired, as defined under generally accepted accounting principles.   The estimated range of the pre-tax impairment charge is between $19.5 million and $21.5 million ($11.8 million to $13.0 million, after income taxes).  PNM estimates that it will incur between $7.0 million and $9.0 million of future cash expenditures, which amounts have been included in the estimated impairment charge.  PNM’s estimates are forward-looking statements and the actual results may differ from the estimates.  We caution you to not place undue reliance on the estimates.  The final impairment charge is dependent upon a number of factors, including the determination of the final construction expenditures and the impact of any additional unforeseen problems.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrants)

Date: October 11, 2007	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)